UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2005

Decorize, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31260	43-1931810
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

1938 East Phelps, Springfield, Missouri 65802
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:	(417) 879-3326

Not Applicable

 Former name of address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Please see Item 3.02 of this Form 8-K, Unregistered Sales of Equity Securities, which is hereby incorporated by reference into Item 1.01 of this Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

On May 31, 2005, the registrant, Decorize, Inc., a Delaware corporation (“Decorize” or the “Company”), completed the private placement of 1,000,000 shares (the “Shares”) of its common stock, $.001 par value per share (the “Common Stock”), which were sold to Nest USA, Inc., a Delaware corporation (“Nest USA”) pursuant to the terms of a Securities Purchase Agreement entered into between Decorize and Nest USA on that same date (the “Purchase Agreement”). Under the terms of the Purchase Agreement, Decorize agreed to issue the Shares and to amend certain outstanding warrants held by Nest USA (the “Amended Warrants”), which are exercisable for an aggregate 996,000 shares of Common Stock, in order to reduce the exercise price of the Amended Warrants to $0.20 per share and extend the period during which the Amended Warrants are exercisable.

The private placement proceeds will be used by the Company for general corporate purposes including growth and capital initiatives. The total purchase price for the Shares and the Amended Warrants was $400,000.

The Amended Warrants are exercisable, in whole or in part, until May 31, 2007. The exercise price of the Amended Warrants is initially $0.20 per share, and is subject to adjustment if Decorize subdivides its outstanding shares of Common Stock into a greater number of shares, in which case the exercise price in effect immediately prior to such subdivision shall be proportionately reduced, or if Decorize combines its shares of Common Stock into a smaller number of shares, in which case the exercise price in effect immediately prior to such combination shall be proportionately increased.

In connection with the issuance of the Common Stock and the Amended Warrants, Decorize and Nest USA entered into a Registration Rights Agreement dated May 31, 2005 (the “Registration Rights Agreement”), whereby Decorize agreed to file with the Securities and Exchange Commission within 90 days after the date of the Registration Rights Agreement, a registration statement registering the resale of the Common Stock issued, or to be issued upon exercise of the Amended Warrants, under the Securities Act of 1933, as amended (the “Securities Act”). Decorize is obligated to keep the registration statement effective until the date on which all registrable securities thereunder have been sold. However, Decorize’s obligation to register any registrable securities terminates at the time that such registrable securities may be sold immediately to the pubic, without volume limitations, pursuant to Rule 144(k) under the Securities Act.

Decorize is also obligated to include Nest USA’s shares of Common Stock in a Company-initiated registration statement (other than a registration statement in connection with a merger or acquisition or employee benefit plan). Nest USA has agreed, if Decorize or managing underwriters so request, not to sell any shares during the seven (7) days prior to and during the 180 day period commencing on, the effective date of any Company-initiated underwritten registration.

Item 9. Financial Statements and Exhibits.

(c) Exhibits.

4.1 Securities Purchase Agreement dated as of May 31, 2005, between Decorize, Inc. and Nest USA, Inc.

4.2 Warrant Certificate dated as of May 31, 2005, for the purchase of 996,000 shares of Common Stock, issued by Decorize, Inc. in the name of Nest USA, Inc.

4.3 Registration Rights Agreement, dated as of May 31, 2005, between Decorize, Inc. and Nest USA, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECORIZE, INC.

Date: June 6, 2005	By:	/s/ Brent Olson
Name: Brent Olson Title: Vice President of Finance (principal financial officer)

Exhibit Index

4.1 Securities Purchase Agreement dated as of May 31, 2005, between Decorize, Inc. and Nest USA, Inc.

4.2 Warrant Certificate dated as of May 31, 2005, for the purchase of 996,000 shares of Common Stock, issued by Decorize, Inc. in the name of Nest USA, Inc.

4.3 Registration Rights Agreement, dated as of May 31, 2005, between Decorize, Inc. and Nest USA, Inc.